Exhibit 10.2

AMENDMENT TO LICENSE AGREEMENT

Dated August 16, 2023 with effect from July 7, 2021.

Between:

TRAILER PARK BOYS INCORPORATED

140 Ilsley Ave.

Dartmouth, Nova Scotia B3B I VI Canada

(“TPB”)

HEMPTOWN ORGANICS CORP.

750-1095 W Pender St.

Vancouver, British Columbia, V6E 2M6 Canada

and its subsidiary

HT NATURALS INC.,

8605 Santa Monica Blvd.

West Hollywood, CA

USA

(“Licensee”)

WHEREAS TPB and Licensee entered into a License Agreement dated as of July 7, 2021 with Contract # HEM2021-001 is hereby Amended on August 16, 2023 with effect from July 7, 2021 (the “Agreement”);

AND WHEREAS TPB and Licensee wish to amend certain terms of the Agreement;

NOW THEREFORE the parties agree as follows:

1.	Paragraph 2 shall be amended in part as follows to include:

Products: The “Products” are the following types of goods or services to be created by or for Licensee hereunder based upon or using the Property, together with all corresponding components, parts, subparts, accessories, containers, and packaging materials:

D9 DRINK ENHANCER PRODUCTS

D9 (Delta9) Drink Enhancer Products. 2-serving packs and 10-serving packs in multiple flavors.

2.	Paragraph 5 shall be replaced in part as follows:

Royalty Rates. The royalty rates from which Royalties are calculated hereunder (the “Royalty Rates”) are as follows for the Trailer Park Boys D9Drink Enhancer Products.

Amendment to License Agreement

a.	The “Direct-to-Consumer Royalty Rate” is twenty percent (20%)

b.	The “Wholesale Royalty Rate” is twenty percent (20%)

3.	Paragraph 8 shall be replaced in its entirety as follows:

Term. The term of this Agreement (the “Term”) will commence on the Effective Date and expire on December 31, 2024, unless sooner terminated as provided in this Agreement.

3.	All other terms of the Agreement, subsequent Deal Memo and first amendment, shall remain in full force and effect, except as amended hereby.

4.	All terms not defined herein shall have the meaning ascribed thereto in the Agreement.

5.	This Amendment may be executed in any number of counterparts as are deemed necessary by the parties, with the same effect as if all the parties hereto had signed the same document. Each counterpart is as valid and binding on all parties hereto as every other counterpart, and all counterparts shall be construed together and shall constitute one document.

6.	Each provision of this Amendment is intended to be severable and if any provision is illegal or invalid in any jurisdiction, this will not affect the validity of such provision in any other jurisdiction or the validity of the remainder.

7.	This Amendment shall ensure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and permitted assigns.

AGREED TO AND ACCEPTED as of the date first written above by:

TRALER PARK BOYS INCORPORATED		HEMPTOWN ORGANICS COR.P

/s/ Mike Smith		/s/ Eric Gripentrog
By:	Mike Smith	By:	Eric Gripentrog
Its:	President	Its:	CEO

Amendment to License Agreement

Hemptown Naturals.•. Lake Oswego, OR 97035